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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):

   ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)

   ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP)

   ISHARES 10+ YEAR CREDIT BOND ETF (ISHLCRD)

   Multimanager Core Bond Portfolio (AXA-VIP)

   BlackRock Balanced Capital Portfolio (FI) (BCS_F)

   BlackRock Core Bond Portfolio (BR-CORE)

   BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)

   BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)

   Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI)

   Master Total Return Portfolio of Master Bond LLC (MF-BOND)

   CoreAlpha Bond Master Portfolio (MIP_CORA)

   AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB)

   Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
   (SMF_PRUTR)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  12-15-2016

Security Type:                  BND/CORP

Issuer                          UnitedHealth Group (2047)

Selling Underwriter             Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated, Citigroup Global
                                Markets Inc., J.P. Morgan Securities
                                LLC, Academy Securities, Inc.,
                                Barclays Capital Inc., BB&T Capital
                                Markets, a division of BB&T
                                Securities, LLC, BMO Capital Markets
                                Corp., BNY Mellon Capital Markets,
                                LLC, Credit Suisse Securities (USA)
                                LLC, Deutsche Bank Securities Inc.,
                                Fifth Third Securities, Inc.,
                                Goldman, Sachs & Co., KeyBanc Capital
                                Markets Inc., Loop Capital Markets
                                LLC, Mizuho Securities USA Inc.,
                                Morgan Stanley & Co. LLC, PNC Capital
                                Markets LLC, RBC Capital Markets,
                                LLC, Regions Securities LLC, SunTrust
                                Robinson Humphrey, Inc., The
                                Huntington Investment Company, U.S.
                                Bancorp Investments, Inc., Wells
                                Fargo Securities, LLC

Transaction Details

Date of Purchase                12-15-2016

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 Rule 10f-3 Report - Definitions         LOGO

 Purchase Price/Share
 (per share / % of par)                                          $     99.253
 Total Commission, Spread or Profit                                     0.750%
 1. Aggregate Principal Amount Purchased (a+b)                   $ 40,000,000
    a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)   $  9,459,000
    b. Other BlackRock Clients                                   $ 30,541,000
 2. Aggregate Principal Amount of Offering                       $750,000,000
 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                               0.05333

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 Rule 10f-3 Report - Definitions         LOGO

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see Definitions):
[X]  U.S. Registered Public Offering        [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering            [Issuer must have 3 years of continuous operations]
[_]  Eligible Municipal Securities
[_]  Eligible Foreign Offering              [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering         [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

                  [X]  The securities were purchased before
                       the end of the first day on which any
                       sales were made, at a price that was
                       not more than the price paid by each
                       other purchaser of securities in that
                       offering or in any concurrent
                       offering of the securities; and

                  [_]  If the securities are offered for
                       subscription upon exercise of rights,
                       the securities were purchased on or
                       before the fourth day before the day
                       on which the rights offering
                       terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

                [X] YES  The securities were offered pursuant
                [_] NO   to an underwriting or similar
                         agreement under which the
                         underwriters were committed to
                         purchase all of the securities being
                         offered, except those purchased by
                         others pursuant to a rights offering,
                         if the underwriters purchased any of
                         the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

                [X] YES  No affiliated underwriter was a
                [_] NO   direct or indirect participant in, or
                         benefited directly or indirectly
                         from, the transaction.

Completed by:  Dipankar Banerjee                        Date:  12-19-2016
               ---------------------------------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                           Date:  12-19-2016
               ---------------------------------------
               Global Syndicate Team Member

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 Rule 10f-3 Report - Definitions         LOGO

DEFINITIONS

       TERM                                    DEFINITION
       Fund Ratio                 Number appearing at the bottom of
                                  page 1 of 2 of the Rule 10f-3 Report
                                  form. It is the sum of the Funds'
                                  participation in the offering by the
                                  Funds and other accounts managed by
                                  BlackRock divided by the total amount
                                  of the offering.

       Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of
                                  a country other than the United
                                  States and

                                  (a)  the offering is subject to
                                       regulation in such country by a
                                       "foreign financial regulatory
                                       authority," as defined in
                                       Section 2(a)(50) of the
                                       Investment Company Act of 1940;

                                  (b)  the securities were offered at a
                                       fixed price to all purchasers in
                                       the offering (except for any
                                       rights to purchase securities
                                       that are required by law to be
                                       granted to existing security
                                       holders of the issuer);

                                  (c)  financial statements, prepared
                                       and audited as required or
                                       permitted by the appropriate
                                       foreign financial regulatory
                                       authority in such country, for
                                       the two years prior to the
                                       offering, were made available to
                                       the public and prospective
                                       purchasers in connection with
                                       the offering; and

                                  (d)  if the issuer is a "domestic
                                       issuer," i.e., other than a
                                       foreign government, a national
                                       of any foreign country, or a
                                       corporation or other
                                       organization incorporated or
                                       organized under the laws of any
                                       foreign country, it (1) has a
                                       class of securities registered
                                       pursuant to section 12(b) or
                                       12(g) of the Securities Exchange
                                       Act of 1934 or is required to
                                       file reports pursuant to section
                                       15(d) of that act, and (2) has
                                       filed all the material required
                                       to be filed pursuant to section
                                       13(a) or 15(d) of that act for a
                                       period of at least 12 months
                                       immediately preceding the sale
                                       of securities (or for such
                                       shorter period that the issuer
                                       was required to file such
                                       material)

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 Rule 10f-3 Report - Definitions         LOGO

     TERM                                         DEFINITION
     Eligible Municipal Securities   The securities:

                                     (a)  are direct obligations of, or
                                          obligations guaranteed as to
                                          principal or interest by, a
                                          State or any political
                                          subdivision thereof, or any
                                          agency or instrumentality of a
                                          State or any political
                                          subdivision thereof, or any
                                          municipal corporate
                                          instrumentality of one or more
                                          States, or any security which is
                                          an industrial development bond
                                          (as defined in section 103(c)(2)
                                          of Title 26) the interest on
                                          which is excludable from gross
                                          income under certain provisions
                                          of the Internal Revenue Code;

                                     (b)  are sufficiently liquid that
                                          they can be sold at or near
                                          their carrying value within a
                                          reasonably short period of time;
                                          and

                                     (c)  either

                                          (1)  are subject to no greater
                                               than moderate credit risk;
                                               or

                                          (2)  if the issuer of the
                                               municipal securities, or
                                               the entity supplying the
                                               revenues or other payments
                                               from which the issue is to
                                               be paid, has been in
                                               continuous operation for
                                               less than three years,
                                               including the operation of
                                               any predecessors, the
                                               securities are subject to a
                                               minimal or low amount of
                                               credit risk.

                                     Also, purchases of municipal
                                     securities may not be designated as
                                     group sales or otherwise allocated to
                                     the account of any prohibited seller
                                     (i.e., an affiliated underwriter).

     Eligible Rule 144A Offering     The securities are sold in an
                                     offering where

                                     (a)  the securities are offered or
                                          sold in transactions exempt from
                                          registration under Section 4(2)
                                          of the Securities Act of 1933,
                                          Rule 144A thereunder, or Rules
                                          501-508 thereunder;

                                     (b)  the securities were sold to
                                          persons that the seller and any
                                          person acting on behalf of the
                                          seller reasonably believe to
                                          include qualified institutional
                                          buyers, as defined in Rule 144A
                                          ("QIBs"); and

                                     (c)  the seller and any person acting
                                          on behalf of the seller
                                          reasonably believe that the
                                          securities are eligible for
                                          resale to other QIBs pursuant to
                                          Rule 144A.

     Government Securities Offering  The security is issued or guaranteed as to principal or interest by the
                                     United States, or by a person
                                     controlled or supervised by and
                                     acting as an instrumentality of the
                                     Government of the United States
                                     pursuant to authority granted by the
                                     Congress of the United States; or any
                                     certificate of deposit for any of the
                                     foregoing.

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 Rule 10f-3 Report - Definitions         LOGO

    TERM                                           DEFINITION
    U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that
                                      are being offered to the public.